Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-178000

Prospectus Supplement No. 18

(To Prospectus dated April 11, 2012)

BNET MEDIA GROUP, INC.

This Prospectus Supplement No. 18 (this “Supplement”) contains information that supplements and updates our prospectus dated April 11, 2012, and Prospectus Supplements No. 1 (dated May 15, 2012), No. 2 (dated August 13, 2012), No. 3 (dated November 15, 2012), No. 4 (dated April 12, 2013), No. 5 (dated May 1, 2013), No. 6 (dated May 12, 2013), No. 7 (dated June 13, 2013), No. 8 (dated June 25, 2013), No. 9 (dated August 19, 2013), No. 10 (dated August 30, 2013), No. 11 (dated November 18,2013), No. 12 (dated March 19, 2014),  and No. 13 (dated April 11, 2014), No. 14 (dated May 15, 2014), No. 15 (dated August 12, 2014), No. 16 (dated August 19, 2014) and No. 17 (dated October 22, 2014), should be read in conjunction with such prospectus and supplements.

This prospectus relates to the resale by our selling stockholders beginning on page 13 of the 1,000,000 shares of our common stock held by sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on and trading on an stock exchange and thereafter at prevailing market prices or privately negotiated prices.

I. Periodic Report Report on Form 10-Q

This prospectus supplement incorporates into our prospectus the information contained in our Periodic Report on Form 10-Q for the three and nine month periods ended September 30, 2014, that was filed with the Securities and Exchange Commission on November 10, 2014, and is attached as Exhibit A.

II. Other

This Supplement should be read in conjunction with the Prospectus, which is to be delivered with this Supplement. This Supplement is qualified by reference to the Prospectus, except to the extent that the information in this Supplement updates or supersedes the information contained in the Prospectus, including any supplements and amendments thereto.

This Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

There are significant risks associated with an investment in our common stock. These risks are described under the caption “Risk Factors” beginning on page 3 of the Prospectus, and page 7 of our December 31, 2013 Form 10-K/A, and as the same may be updated in any additional Supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Supplement is November 10, 2014.

EXHIBIT A

[Periodic Report on Form 10-Q]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the quarterly period ended: September 30, 2014

Commission File No.  333-178000

Bnet Media Group, Inc.

 (Exact name of Registrant as specified in its charter)

Nevada	30-0523156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

291 South West, Farmington, UT 84025

 (Address of principal executive offices, Zip Code)

1 (801) 928-8266

 (Registrant’s telephone number, including area code)

122 West 26th Street, 5th Floor, New York, NY  10001

 (Former Name, Former Address)

Indicate by check mark whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes [X] No [  ]

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).   Yes [X]   No [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,”  “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [X] No [  ]

Indicate the number of shares outstanding of each of the issuer's classes of Common Stock, as of the latest practicable date.

Class	Number of Shares Outstanding
Common Stock $0.001 par value.	16,208,000 shares outstandingas of November 10, 2014

PART I

FINANCIAL INFORMATION

                This Quarterly Report includes forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These statements are based on management’s beliefs and assumptions, and on information currently available to management.  Forward-looking statements include the information concerning our possible or assumed future results of operations set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Forward-looking statements also include statements in which words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “consider,” or similar expressions are used.

                Forward-looking statements are not guarantees of future performance.  They involve risks, uncertainties, and assumptions.  Our future results and shareholder values may differ materially from those expressed in these forward-looking statements.  Readers are cautioned not to put undue reliance on any forward-looking statements.

ITEM 1. -- FINANCIAL STATEMENTS

                As used herein, the terms “Bnet”, the “Company”, “we,” “our,” and “us” refer to Bnet Media Group, Inc., a Nevada corporation, unless otherwise indicated.  The unaudited financial statements of registrant for the three and nine months ended September 30, 2014 and 2013 follow. The financial statements reflect all adjustments that are, in the opinion of management, necessary to a fair statement of the results for the periods presented.  All such adjustments are of a normal and recurring nature

Bnet Media Group, Inc.
Balance Sheets

ASSETS

	September 30,	December 31,
	2014	2013
	(unaudited)
CURRENT ASSETS

Cash	$580	$529

Total Current Assets	580	529

Other Assets	18,866	-

TOTAL ASSETS	$19,446	$529

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable	$68,240	$48,667
Accounts payable - related parties	47,710	39,132

Total Current Liabilities	115,950	87,799

STOCKHOLDERS' DEFICIT

Preferred stock: $0.001 par value, 100,000,000 shares
authorized, 7,787,000 and no shares
issued and outstanding, respectively	7,787	7,787
Preferred stock series B: $0.001 par value, 20,000,000 shares authorized, 8,021,796 and -0- shares issued and
outstanding, respectively	8,022	-
Preferred stock series C: $0.001 par value, 20,000,000 shares authorized, -0- and -0- shares issued and
outstanding, respectively	-	-
Preferred stock series D: $0.001 par value, 20,000,000 shares authorized, -0- and -0- shares issued and
outstanding, respectively	-	-
Common stock: $0.001 par value, 800,000,000 shares
authorized, 16,208,000 shares
issued and outstanding	16,208	16,208
Additional paid-in capital	118,636	107,792
Accumulated deficit	(247,157)	(219,057)

Total Stockholders' Deficit	(96,504)	(87,270)

TOTAL LIABILITIES AND STOCKHOLDERS'
DEFICIT	$19,446	$529

The accompanying notes are an integral part of these unaudited financial statements.

Bnet Media Group, Inc.
Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
OPERATING EXPENSES

Professional fees	7,978	11,842	27,900	47,218
General and administrative	42	56	200	3,448

Total Operating Expenses	8,020	11,898	28,100	50,666

LOSS FROM OPERATIONS	(8,020)	(11,898)	(28,100)	(50,666)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	$(8,020)	$(11,898)	$(28,100)	$(50,666)

BASIC AND DILUTED LOSS
PER COMMON SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	16,208,000	16,208,000	16,208,000	87,859,810

The accompanying notes are an integral part of these unaudited financial statements

Bnet Media Group, Inc.
Statements of Cash Flows

	For the Nine Months Ended
	September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(28,100)	$(50,666)
Adjustments to reconcile net loss to
net cash used in operating activities:
Common stock issued for services	-	-
Impairment of intangible assets	-	-
Changes in operating assets and liabilities:
Refundable deposits	-	-
Accounts payable	19,573	5,219
Accounts payable - related parties	4,578	37,632

Net Cash Used in Operating Activities	(3,949)	(7,815)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party advances	4,000
Preferred stock issued for cash	-	7,787
Common stock issued for cash	-	-

Net Cash Provided by Financing Activities	4,000	7,787

NET INCREASE (DECREASE) IN CASH	51	(28)

CASH AT BEGINNING OF PERIOD	529	534

CASH AT END OF PERIOD	$580	$506

SUPPLEMENTAL DISCLOSURES
OF CASH FLOW INFORMATION
CASH PAID FOR:

Interest	$-	$-
Income Taxes	$-	$-

NON CASH FINANCING ACTIVITIES:

Preferred stock issued to acquire assets	$18,866	$-
Cancellation of common shares	$-	$124,592

The accompanying notes are an integral part of these unaudited financial statements.

NOTE 1 - BASIS OF PRESENTATION

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2014 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2013 audited financial statements contained in the Company’s annual report on Form 10-K and any amendment thereto.  The results of operations for the period ended September 30, 2014 are not necessarily indicative of the operating results for the full year.

The Company has limited operations and is considered to be in the development stage. During the quarter ended September 30, 2014, the Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3- RELATED PARTY

As of September 30, 2014 the Company is indebted to a related party for the amount of $47,710. This amount is unsecured, non-interest bearing, and due on demand.

NOTE 4- STOCKHOLDERS EQUITY

Issuance of Series B Convertible Preferred Stock to Acquire Certain Assets

Effective April 8, 2014, the Company entered into an Asset Purchase Agreements (the “Agreement”) with a non-affiliate to issue 8,021,796 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) in exchange for certain precious stones known as the “Ruby Art Carvings” (the “Assets”). The Series B Convertible Preferred Stock is convertible into an equivalent number of shares of the Company’s common stock at a conversion price of $40.00 per share. Currently, there is no trading market for the Series B Convertible

Preferred Stock for purposes of valuing the securities issued in exchange for the Assets. Nor is there a trading market for the Company’s common stock that would be issued in the event of conversion of the Series B Convertible Preferred Stock. For purposes of financial statement presentation, the Company has established the fair value of the Series B Convertible Preferred Stock issued in exchange for the Assets using an enterprise valuation of $350,000 at September 30, 2014. Using this value, the Company assigned a value of $18,866 to the Assets.

The Company made the offer and sale of the securities described above pursuant to an exempt from the registration requirements of the Securities Act of 1933, as amended, for the private placement of these securities pursuant to Section 4(2) of thereunder.

NOTE 5- SUBSEQUENT EVENT

In accordance with ASC 855-10 Company management reviewed all material events through the filing date of this report and determined that there are no material subsequent events to report.

ITEM 2.                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations and other parts of this current report contain forward-looking statements that involve risks and uncertainties.

Forward-looking statements can also be identified by words such as “anticipates,” “expects,” “believes,”

“plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-

looking statements. Factors that might cause such differences include but are not limited to those discussed in the subsection entitled Forward-Looking Statements and Factors That May Affect Future

Results and Financial Conditionbelow. The following discussion should be read in conjunction with our financial statements and notes thereto included in this report. Our fiscal year end is December 31.

Company Overview

                We are a Nevada corporation incorporated on December 29, 2008. In September 2012, Bradley R. Jones, our former President and a controlling shareholder, sold a controlling interest in the Company to Gerald E. Sklar and Anthony Sklar, the principal shareholders of Bnet Communications, Inc., and certain other persons. Following the change in control, the Company changed in name to BnetEFactor, Inc. and increased the authorized capital of the Company.

                On November 30, 2012, we entered into an Asset Purchase Agreements (the “bNET Asset Purchase Agreement”) with bNET Communications, Inc., a Nevada corporation (“bNET”).  bNET’s assets include a digital media library consisting of thousands of recorded conference programs and interviews.  bNET also provides professional video and media content over IP based networks for emerging technology companies and individuals interested in those companies. bNET is principally controlled by Gerald E. Sklar, our Chairman and CEO and Anthony Sklar, our Chief Technology Officer and Chief Operating Officer. The bNet Asset Purchase Agreement provides for us to purchase bNET’s digital media library in exchange for shares of our common stock.  The total number of shares of our Common Stock to be issued to bNET will be 3,100,000 shares, however, the closing is subject to a number of conditions, which as of the date of the report, have not been satisfied.

                Since entering into the bNET Asset Purchase Agreement we have:

•         Changed our name to Bnet Media Group, Inc.;

•         Enacted a 1-for-16 forward split of the our outstanding common stock;

•         Authorized a class of 20,000,000 shares of Series A Preferred Stock;

•         Authorized a classes of 20,000,000 shares each of Series B, C and D Preferred Stock;

•         Entered into a share exchange agreement with our controlling shareholders, Gerald E. Sklar and E. Sklar (collectively the “Shareholders”), wherein the Shareholders exchanged 124,592,000 shares of the our Common Stock and other consideration valued at $7,787.00 in exchange for 7,787,000 shares of the of our Series A Preferred Stock; and

•         Reserved 10,500,000 shares of our Common Stock for issuance pursuant to our 2013 Non-Qualified Stock Option and Award Plan.

•         Issued 8,021,800 shares of its Series B Convertible Preferred Stock in exchanged for certain precious stones known as the “Ruby Art Carvings.”

                Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.  On an ongoing basis, we evaluate our estimates, including those related to uncollectible receivables, inventory valuation, deferred compensation and contingencies.  We base our estimates on historical performance and on various other assumptions that we believe to be reasonable under the circumstances.  These estimates allow us to make judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Results of Operations

For the three and nine months ended September 30, 2014 and 2013

Revenues

We have had no revenues in either of the three and nine-month periods ended September 30, 2014 or 2013. It is unlikely we will have any revenues unless we are able to complete the transaction contemplated by the bNET Asset Purchase Agreement, of which there can be no assurance that transaction will be completed.

Total Operating Expenses and Total Other Income (Expenses)

Since our inception business activities have been specifically associated with our efforts to execute on our online publishing, video content aggregator and those generally attributed to starting a new business venture. Our operating expenses for three and nine month periods ended September 30, 2014 were $8,020 and $28,100 compared to $11,898 and $50,666 for the same periods ended September 30, 2013, a decrease of $3,878 and $22,566, respectively.  The primary component of operating expenses during all of the respective periods are professional fees due to legal and accounting expenses incurred in connection with meeting our financial and reporting obligations associated with the reports and other filings we make with the Securities and Exchange Commission.

Our net loss for the three and nine month periods ended September 30, 2014 was $8,020 and $28,100, compared to a net loss of $11,898 and $50,666 for the same periods in 2013. This translates to a basic and diluted loss per share of $(0.00) in all periods, based on a weighted average number of common shares outstanding for the applicable periods.

Liquidity and Capital Resources

Liquidity is our ability to generate sufficient cash to satisfy our need for cash.  At September 30, 2014 we had a working capital deficit of $115,370, as compared to a working capital deficit of $87,270 at December 31, 2013.  At September 30, 2014 and December 31, 2013, we had current assets of $580 and $529, respectively. At September 30, 2014, we had a total accumulated deficit since inception of $247,157.

At present we expect to have monthly overhead costs of approximately $5,000 per month until we complete the proposed bNET Asset Purchase Agreement. This estimate is based on management’s assessment of ongoing legal and accounting fees associated with meeting our reporting obligations. Our present cash is not sufficient to pay our overhead costs. Since our inception, our primary sources of liquidity have been generated by the sale of equity securities (including the issuance of securities in exchange for goods and services to third parties and to pay costs of employees).  Our future liquidity and our liquidity in the next 12 months, depends on our continued ability to obtain sources of capital to fund our continuing operations and completed acquisition of the assets as contemplated under the bNET Asset Purchase Agreement.  As of September 30, 2014, our remaining cash is insufficient to cover our current liabilities, obligations and contractual commitments for the remainder of 2014. Currently we are relying on loans from management to meet our ongoing operating expenses.  The actual amount and timing of our capital expenditures may differ materially from our estimates.  Aside from loans from our management, we will likely need to raise additional capital through the sale of equity and/or debt securities. However, it is unlikely that we will be able raise additional capital until we complete the acquisition of the bNET assets.  Even then, given the relative present illiquidity of the capital markets there are no assurances we will be able to raise any necessary capital. Our independent auditors have qualified their opinion for the year ended December 31, 2013 and 2012 to indicate that substantial doubt exists regarding our ability to continue as a going concern. .  If we are not able to raise capital as necessary, it is possible we will be unable to the bNET Asset Purchase Agreement that will provide operating revenues to us.

Cash Flows

For the nine months ended September 30, 2014 and 2013, net cash provided by (used in) operating activities was $51 and ($7,815), respectively.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

                We believe the following accounting policies are our critical accounting policies because they are important to the portrayal of our financial condition and results of operations and they require critical management judgments and estimates about matters that may be uncertain.  If actual results or events differ materially from those contemplated by us in making these estimates, our reported financial condition and results of operations for future periods could be materially affected.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Financial instruments, including cash and accrued expenses and other liabilities are carried at amounts, which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest, which are consistent with market rates.

Revenue Recognition

The Company will determine its revenue recognition policies upon commencement of principle operations.

Stock-based compensation

The Company has adopted ASC 718 effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 718.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and except as otherwise disclosed herein their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.  The Company has limited operations and is considered to be in the development stage. During the quarter ended September 30, 2014, the Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

ITEM 3.                QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 4.                CONTROLS AND PROCEDURES

                The term disclosure controls and procedures means controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports that it files or submits under the Exchange Act (15 U.S.C. 78a, et seq.) is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

                The term internal control over financial reporting is defined as a process designed by, or under the supervision of, the issuer’s principal executive and principal financial officers, or persons performing similar functions, and effected by the issuer’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

  Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the issuer;
  Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the issuer; and
  Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the issuer’s assets that could have a material effect on the financial statements.

                Our management, including our chief executive officer and chief financial officer, does not expect that our disclosure controls and procedures or our internal controls over financial reporting will prevent all error and all fraud.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs.  Because of inherent limitations in all control systems, internal control over financial reporting may not prevent or detect misstatements, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the registrant have been detected.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Evaluation of Disclosure and Controls and Procedures.

                Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act.  Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States.  We carried out an evaluation, under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report.  The evaluation was undertaken in consultation with our accounting personnel.  Based on that evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures are currently ineffective.  Each of the factors identified in the 10-K filed with the Securities and Exchange Commission on March 21, 2014 have remained unresolved and have been considered to be material weaknesses in our controls.

Changes in Internal Controls over Financial Reporting.

                There were no changes in the internal controls over our financial reporting that occurred during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.  The matters that management identified in the 10-K filed with the Securities and Exchange Commission on March 21, 2014 (and subsequent amendment no. 1, filed October 21, 2014) continue to be unresolved and still are considered material weaknesses in our internal control over financial reporting.

                This report does not include an attestation report of the registrant’s registered public accounting firm regarding internal control over financial reporting.  Management’s report was not subject to attestation by the registrant’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the registrant to provide only management’s report in this report.

PART II - OTHER INFORMATION

ITEM 1.                LEGAL PROCEEDINGS

                We are not a party to any pending legal proceeding.  No federal, state or local governmental agency is presently contemplating any proceeding against the Company.  No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

ITEM 1A.             RISK FACTORS

                We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 2.                UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEDS

Recent Issuances of Unregistered Securities

                Effective April 8, 2014, we issued 8,021,796 shares of our Series B Convertible Preferred Stock in exchanged for certain precious stones known as the “Ruby Art Carvings.” For purposes of financial statement presentation, the Company has established the fair value the Series B Convertible Preferred Stock issued in exchange for the Assets at $18,866 using an enterprise valuation. Each share of Series B Convertible Preferred Stock carried a 2% annual dividend and is convertible into shares of our Common Stock, par value $0.001 (the “Common Stock”) at a conversion price of $40.00 per share of Common Stock, subject to the rights, preferences and privileges of the Series B Convertible Preferred.  The Series B Preferred Stock is also entitled to receive a two percent (2%) Annual Interest, beginning from the date of issuance but may not be paid until twelve months (12) from the date on which our Common Stock begins trading on a recognized securities exchange, or until such time as the Series B Preferred Stock is either converted or redeemed. Interest may be paid, at our option, in cash or restricted shares of our Common Stock. Interest will be paid by the issuance of our Common Stock, and the value of our Common Stock will be determined based on the “20-day volume-weighted average” of the bid price as quoted on a recognized securities exchange.

                We made the offer and sale of the securities described above pursuant to an exempt from the registration requirements of the Securities Act of 1933, as amended, for the private placement of these securities pursuant to Section 4(2) of thereunder.

ITEM 3.                DEFAULTS UPON SENIOR SECURITIES

                None

ITEM 4.                MINE SAFETY DISCLOSURES

Not Applicable

ITEM 5.                OTHER INFORMATION

                None.

ITEM 6.                EXHIBITS

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 *
32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 *

101.INS	XBRL INSTANCE DOCUMENT **
101.SCH	XBRL TAXONOMY EXTENSION SCHEMA **
101.CAL	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE **
101.DEF	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE **
101.LAB	XBRL TAXONOMY EXTENSION LABEL LINKBASE **
101.PRE	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE **

*	filed herewith.
**	In accordance with Regulation S-T, the XBRL-formatted interactive data files that comprise Exhibit 101 in this Quarterly Report on Form 10-Q shall be deemed “furnished” and not “filed”.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BNET MEDIA GROUP, INC.
Dated: November 10, 2014	/s/ Gerald E. Sklar
By: Gerald E. Sklar
Its: Chief Executive Officer and Principal Executive Officer

Dated: November 10, 2014	/s/ Robert Nickolas Jones
By: Robert Nickolas Jones
Its: Chief Financial Officer and Principal Accounting Officer